UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2007

Exact Name of Registrant as Specified in
its Charter, State of Incorporation,
Commission	Address of Principal Executive Offices	I.R.S. Employer
File Number	and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
(313) 235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On August 31, 2007, The Detroit Edison Company (“Detroit Edison”) filed a supplement to its general rate case (filed on April 13, 2007) with the Michigan Public Service Commission (“MPSC”). A summary of key provisions of this filing can be found posted to the DTE Energy Company (“DTE Energy”) website at www.dteenergy.com and attached hereto as Exhibit 99.1. The full testimony of the filing (Case Number U-15244) will be available on the MPSC’s website (http://efile.mpsc.cis.state.mi.us/efile/).
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1	Summary of Detroit Edison’s Supplement to its General Rate Case Filing dated August 31, 2007.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy’s and Detroit Edison’s 2006 Forms 10-K and their 2007 quarterly reports on Form 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 31, 2007	DTE ENERGY COMPANY (Registrant)
/s/ N.A. Khouri
N.A. Khouri
Vice President and Treasurer

THE DETROIT EDISON COMPANY (Registrant)
/s/ N.A. Khouri
N.A. Khouri
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Summary of Detroit Edison’s Supplement to its General Rate Case Filing dated August 31, 2007.